EXHIBIT 99.2

Investor Release
FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
01/27/2011	Investors: Kathy Martin, 630-623-7833
Media: Heidi Barker, 630-623-3791

McDONALD'S ANNOUNCES QUARTERLY CASH DIVIDEND

OAK BROOK, IL – Today McDonald’s Board of Directors declared a quarterly cash dividend of $0.61 per share of common stock payable on March 15, 2011 to shareholders of record at the close of business on March 1, 2011.

Upcoming Communications
McDonald’s plans to release January 2011 sales information on February 8, 2011.

McDonald’s is the world’s leading global foodservice retailer with more than 32,000 locations serving more than 62 million customers in 117 countries each day.  More than 80% of McDonald’s restaurants worldwide are owned and operated by independent local men and women.
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